UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Lithia Motors, Inc. released a press release today announcing the promotion of Bryan B. Deboer to President and Chief Operating Officer, effective January 9, 2006.  Mr. DeBoer, 39, has been with Lithia Motors, Inc. since 1989, most recently holding the position of Executive Vice President.  Prior to that, he held the position of Senior Vice President of Mergers and Acquisitions/Operations from 1996 to 2002.  Mr. DeBoer is the son of  Sidney B. DeBoer, the Chief Executive Officer and Chairman of the Board, and the brother of Jeffrey B. Deboer, the Chief Financial Officer.

        Additionally, Mr. M.L. Dick Heimann, 62,  formerly the President and COO of Lithia Motors, Inc. for the past 35 years, will assume the new position of President of Corporate Affairs and will be responsible for manufacturer relations, legal affairs and special projects for the company.  He will continue to serve on the Board of Directors.

        A copy of the Press Release is attached.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC. (Registrant)

Date: January 9, 2006	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts Assistant Secretary